UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Exchange Listed Funds Trust
-------------
(Exact name of registrant as specified in its charter)

Delaware --------------------------------------------- (State of incorporation or organization)	See below ----------------------- (IRS Employer Identification No.)
c/o Exchange Listed Funds Trust 10900 Hefner Pointe Drive Suite 207 Oklahoma City, Oklahoma --------------------------------------------- (Address of principal executive offices)	73120 ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Gavekal Knowledge Leaders Emerging Markets ETF	NYSE Arca, Inc.	47-3568571
Gavekal Knowledge Leaders Developed World ETF	NYSE Arca, Inc.	47-3573261

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-180871

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.                Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR on June 5, 2015, which is incorporated by reference.

Item 2.                 Exhibits

A.	Certificate of Trust of Exchange Listed Funds Trust (formerly, Exchange Traded Concepts Trust II) (the “Registrant” or the “Trust”) dated April 3, 2012, as filed with the state of Delaware on April 4, 2012, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001144204-12-023014 on April 20, 2012.

B.	Certificate of Amendment dated June 2, 2015 to the Certificate of Trust dated April 3, 2012, as filed with the State of Delaware on June 2, 2015, filed with the SEC via EDGAR Accession No 0001398344-15-003746 on June 5, 2015.

C.	Registrant’s Agreement and Declaration of Trust dated September 10, 2012 is incorporated herein by reference to Exhibit (a)(2) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), filed with the SEC via EDGAR Accession No. 0001144204-12-050445 on September 10, 2012.

D.
Registrant’s By-Laws are incorporated herein by reference to Exhibit (b) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), filed with the SEC via EDGAR Accession No. 0001144204-12-050445 on September 10, 2012.

E.	Registrant’s By-Laws, as amended December 5, 2013, are incorporated herein by reference to Exhibit (b)(2) of Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), filed with the SEC via EDGAR Accession No. 0001398344-14-000396 on January 27, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Exchange Listed Funds Trust
Date: July 6, 2015	By:	/s/ J. Garrett Stevens
J. Garrett Stevens
President